UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 15, 2015, Franklin Electric Co., Inc. (the “Company”) entered into a Stock Redemption Agreement (the “Agreement”) with Ms. Patricia Schaefer and Ms. Diane Humphrey (the “Schaefer Heirs”).
The Schaefer Heirs currently own 6,259,516 shares of Company stock bestowed to them by their father under a stock redemption agreement dated October 28, 1988 (the “Shares”).
Pursuant to the terms of the Agreement, the Schaefer Heirs are restricted from transferring the Shares without first offering them to the Company (except with respect to certain permitted transferees and in certain limited circumstances). Further, upon the death of a Schaefer Heir, if the estate representative offers to transfer the Shares to the Company and the Company declines to purchase the Shares, the representative is required to participate in negotiations with an institutional holder for the purchase of those Shares. If such negotiations do not result in a sale of the offered Shares, the representative may sell the offered Shares on the open market.
The Agreement is subject to a number of terms and conditions, and the description of the Agreement herein is qualified in its entirety by reference to the copy of the Agreement which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2015, R. Scott Trumbull informed the Board of Directors of Franklin Electric Co., Inc. that he has decided to retire as a director effective as of the conclusion of the Board meeting scheduled to conclude immediately following the 2015 Annual Meeting of Shareholders. Following Mr. Trumbull’s decision to retire as a director, the Board appointed Gregg C. Sengstack, President and Chief Executive Officer, as Chairman of the Board, effective as of the conclusion of the 2015 Annual Meeting of Shareholders, to succeed Mr. Trumbull whose position as Non-Executive Chairman will end as of the conclusion of the 2015 Annual Meeting of Shareholders.
A copy of the press release announcing Mr. Trumbull’s retirement as a director and the appointment of Mr. Sengstack as Chairman of the Board is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Stock Redemption Agreement, dated April 15, 2015, between the Company and Ms. Patricia Schaefer and Ms. Diane Humphrey
99.2
Press release dated April 20, 2015, announcing the retirement of R. Scott Trumbull as a director and the appointment of Gregg C. Sengstack as Chairman of the Board of Directors of Franklin Electric Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: April 20, 2015	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Stock Redemption Agreement, dated April 15, 2015, between the Company and Ms. Patricia Schaefer and Ms. Diane Humphrey
99.2
Press release dated April 20, 2015, announcing the retirement of R. Scott Trumbull as a director and the appointment of Gregg C. Sengstack as Chairman of the Board of Directors of Franklin Electric Co., Inc.